EXHIBIT 99.1



                           DELTA FINANCIAL CORPORATION

                                 March 16, 2004

To Certain Stockholders of Delta Financial Corporation:

      INTRODUCTION. This notice is being provided under Section 4(a) of the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of December 21, 2000, by and among Delta Financial Corporation, a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as warrant agent (the "Warrant Agent").

      PROPOSED  REGISTRATION.   The  Company  intends  to  file  a  Registration
Statement on Form S-2 (the "Proposed Registration Statement") for the registration of its Common Stock, par value $0.01 per share in an Underwritten Offering (as defined in the Registration Rights Agreement). The Company is providing you the opportunity to exercise your Piggyback Registration rights (as defined in the Registration Rights Agreement) to include up to all of your Warrant Shares (as defined in the Registration Rights Agreement) acquired prior to the Company's redemption on October 30, 2003 of its 9.5% Senior Secured Notes Due 2004 in the Proposed Registration Statement, subject to all of the terms of the Registration Rights Agreement.

      By including all your Warrant Shares in the Proposed Registration Statement, you will be able to sell the Warrant Shares in the aforementioned Underwritten Offering, subject to all of the terms of the Registration Rights Agreement.

      If you would like to include your Warrant Shares in the Proposed Registration Statement, please complete the form below, execute it, and return it to the Company as indicated.


                                           * * *

      Please contact Marc E. Miller of Delta Financial Corporation at (516) 364-8860 if you have any questions.


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Notice of Requested Registration:

Pursuant to Delta Financial Corporation's Notice, dated March 16, 2004, the undersigned holder seeks to include __________ of its Warrant Shares in the Proposed Registration Statement.

The undersigned beneficially owns1 ________ shares of the Company's Common Stock, including the Warrant Shares described in the preceding paragraph.2

Please execute this form, and send by overnight courier or fax to:

Delta Financial Corporation
1000 Woodbury Road
Woodbury, NY 11797
Attn: Marc E. Miller
Fax: (516) 364-9450

Dated:                              Signature:
      ------------------------                --------------------------

                              (Signature must conform in all respects to name of holder as specified on the face of the certificates representing the Warrant Shares (as defined in the Registration Rights Agreement.)

                              Name of Security Holder:



                              ------------------------------------------------
                              Name of Person Signing:



                              ------------------------------------------------


                              Title:
                                    -------------------------------------

                              Phone Number:
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1 As such term is used in Rule 13d-3 under the Securities Exchange Act of 1934.

2 The undersigned acknowledges that this information will be included in the Proposed Registration Statement under Item 507 of SEC Regulation S-K.




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